HEMAGEN DIAGNOSTICS, INC. AND SUBSIDIARY

                    STATEMENT OF PER SHARE NET INCOME (LOSS)



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
                                            Three Months Ended            Six Months Ended
                                                 March 31,                      March 31,
                                         -------------------------     --------------------------
                                            1997           1996           1997           1996
                                         ----------     ----------     ----------     -----------


   Net income (loss)                     $   46,271     $ (489,587)    $  101,452     $ (694,152)
                                         ___________    ___________    __________     ___________
Net income (loss) per share              $     0.01     $    (0.11)    $     0.01     $    (0.18)
                                         ___________    ___________    __________     ___________
Weighted average shares outstanding       7,642,446      4,533,404      7,633,088      3,840,167
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